                                                                    Exhibit 99.4


Jefferson Bancshares, MHC                                      REVOCABLE PROXY

      PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
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                                                    Jefferson Bancshares, Inc.
                                                     Stock Information Center
                                                         120 Evans Avenue
                                                     Morristown, TN 37814-4709
                                                          (xxx) xxx-xxxx
                                                         Stock Order Form
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  Deadline: The Subscription Offering ends at 12:00 Noon, Eastern time, on Xxx
  xx, 2003. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Jefferson Federal Savings and Loan Association branch, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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  (1)  Number of Shares       Price Per Share           (2) Total Amount Due
   ---------------------                              ------------------------
                                x $10.00 =            $
   ---------------------                              ------------------------

  The minimum purchase is 25 shares. No person may purchase more than 50,000 shares, and no person together with his or her associates or group of persons acting in concert may purchase more than 75,000 shares. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Jefferson Bancshares, Inc., that exceed 2% of the shares issued in the conversion.
  See the Prospectus and the Stock Order Form Instructions.
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  Method of Payment
  (3) [_] Enclosed is a check, bank draft or money order payable to Jefferson Bancshares, Inc., Inc. for $______________.

  (4) [_] I authorize Jefferson Federal Savings and Loan Association to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

  Account Number(s)                                          Amount(s)
  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
                       Total Withdrawal
                                           -------------------------------------
  There is NO penalty for early withdrawal.
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  (5) Purchaser Information

  a   [_] Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Jefferson FS&LA as of December 31, 2001. Enter information in Section 8 for all deposit accounts that you had at Jefferson FS&LA on December 31, 2001.

  b. [_] Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Jefferson FS&LA as of ____________ but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Jefferson FS&LA on ____________.

  c. [_] Other Member - Check here if you were a depositor of Jefferson FS&LA as of ___________ or a borrower of Jefferson FS&LA as of _____________ and your borrowings remained outstanding as of _____________ , but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 8 for all accounts that you had at Jefferson FS&LA on _____________.

  d. [_] Current Stockholder - Check here if you are a current stockholder of Jefferson Bancshares, MHC as of ___________ and list the number of shares you own. __________________ shares

  e. [_] Local Community - Actual persons residing in Cocke, Grainger, Greene, Hamblen, Hawkins, Jefferson, Knox or Sevier County, TN

  f.  [_] General Community - Check here if none of the above apply.
  ------------------------------------------------------------------------------
  (6) [_] Check here if you are a director, officer or employee of Jefferson Federal Savings and Loan Association or a member of such person's immediate family (same household).
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  (7) [_] NASD Affiliation - see description on reverse side of this form.
  ------------------------------------------------------------------------------
  (8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Jefferson Federal Savings and Loan Association in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of Plan of Conversion and Agreement and Plan of Reorganization (the "Plan Conversion").
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------





  ------------------------------------------------------------------------------
  Additional Qualifying Accounts

  Account Title (Names on Accounts)                  Account Number
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  Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights (additional space on back of form).
  ------------------------------------------------------------------------------
  (9) Stock Registration - Please Print Legibly and Fill Out Completely
      (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

      [_] Individual            [_]    Uniform Transfer to Minors Act    [_]   Partnership
      [_] Joint Tenants         [_]    Uniform Gift to Minors Act        [_]   Individual Retirement Account
      [_] Tenants in Common     [_]    Corporation                       [_]   Fiduciary/Trust (Under Agreement Dated _____________)

  ---------------------------------------------------------------------------------------------------------
  Name                                                              Social Security or Tax I.D.
  ---------------------------------------------------------------------------------------------------------
  Name                                                              Social Security or Tax I.D.
  ---------------------------------------------------------------------------------------------------------
  Mailing                                                                   Daytime
  Address                                                                   Telephone
  ---------------------------------------------------------------------------------------------------------
                                   Zip                                      Evening
  City             State           Code          Country                    Telephone
  ---------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------
  Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated Xxxxxx xx, 2003 and understand I may not change or revoke my order once it is received by Jefferson Bancshares, Inc. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. Jefferson Bancshares, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

  Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

  ------------------------------------------------------------------------------
  Signature                                                 Date

  ------------------------------------------------------------------------------
  Signature                                                 Date

  ------------------------------------------------------------------------------
     Office Use Only                Check #   _______________    _______________

  Date Rec'd _______/_______        Ck. Amt. _______________     _______________

  Batch # __________ - Order # ______________________  Category    _____________
  ------------------------------------------------------------------------------

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                           Jefferson Bancshares, Inc.
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   Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD a member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Item (8) continued; Purchaser Information

Account Title (Names on Accounts)                Account Number
-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

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                               CERTIFICATION FORM

    (This Certification Must Be Signed In Addition to the Stock Order Form On
                                  Reverse Side)

        I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF JEFFERSON BANCSHARES, INC. ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY JEFFERSON FEDERAL SAVINGS AND LOAN ASSOCIATION OR BY THE FEDERAL GOVERNMENT.

        If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Frederick R Casteel at
      (972)-277-9500.

        I further certify that, before purchasing the shares of common stock of Jefferson Bancshares, Inc., I received a copy of the Prospectus dated ______________ xx. The prospectus that I received contains disclosure concerning the common stock of Jefferson Bancshare, Inc. and describes the risks involved in the investment, including the "Risk Factors" beginning on page XX of the Prospectus:

      1.    Our loan portfolio possesses increased risk due to our subprime lending
      2.    A downturn in the local economy could hurt our profits
      3.    Rising interest rates may hurt our profits
      4. We expect that our return on equity initially will decline after the conversion
      5. Strong competition within our market area could hurt our profits and slow growth
      6. Our commercial real estate and multi-family loans expose us to increased lending risks
      7. Implementation of new benefit plans will increase our future compensation expense which will reduce our profitability and stockholders' equity
      8. Issuance of shares for benefit programs may dilute your ownership interest
      9. Expected voting control by management and employees may prevent shareholders from taking actions opposed by management
      10. The contribution to the Jefferson Federal Charitable Foundation means that a shareholder's total ownership interest will be up to 7.2% less after the contribution
      11. The contribution to the Jefferson Federal Charitable Foundation may decrease the number of shares issued in exchange for shares of Jefferson Federal
      12. Our contribution to the Jefferson Federal Charitable Foundation may not be tax deductible, which could hurt our profits
      13. Establishment of Jefferson Federal Charitable Foundation will hurt our profits for the fiscal year 2004
      14. Failure to approve the Jefferson Federal Foundation may materially affect the pro forma market value of Jefferson Bancshares
      15. Loss of our President and Chief Executive Officer could hurt our operations
      16.   Various factors could make takeover attempts more difficult to achieve
      17.   Our stock price may decline when trading commences
      18. There is a decrease in the rights of shareholders under our Tennessee charter and bylaws.
      19. We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.
      20. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds could reduce our profitability.
      21.   We may not succeed in our plan to grow.
-------------------------------------         ----------------------------------
  Signature               Date                   Signature               Date

-------------------------------------         ----------------------------------
(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

            Jefferson Bancshares, Inc. Stock Order Form Instructions


All subscription orders are subject to the provisions of the Plan of Conversion.

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. No person may purchase more than 50,000 shares, and no person together with his or her associates or group of persons acting in concert may purchase more than 75,000 shares. Current shareholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that when combined with shares received in exchange for currently outstanding shares of common stock of Jefferson Bancshares, Inc., that exceed 2% of the shares issued in the conversion. For additional information, please see "The Conversion - Limitations on Common Stock Purchases" in the Prospectus, which is incorporated herein by reference. Jefferson Bancshares, Inc. reserves the right to reject the subscription of any order received in the Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Jefferson Bancshares, Inc. DO NOT MAIL CASH. Your funds will earn interest at Jefferson Federal Savings and Loan Association's current passbook savings rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Jefferson Federal Savings and Loan Association, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Jefferson Federal Savings and Loan Association will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate subsequent to the withdrawal.

Item 5 - Please check the appropriate box if you were:

a) A depositor with $50.00 or more on deposit at Jefferson Federal Savings and Loan Association as of December 31, 2001. Enter information in
        Section 8 for all deposit accounts that you had at Jefferson Federal Savings and Loan Association on December 31, 2001.

b) A depositor with $50.00 or more on deposit at Jefferson Federal Savings and Loan Association as of March 31, 2003, but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Jefferson Federal Savings and Loan Association on March 31, 2003.

c) A depositor at Jefferson Federal Savings and Loan Association as of Xxxxxxxx xx, 2003 or a borrower of Jefferson Federal Savings and Loan Association as of May 13, 1994 and your borrowings remained outstanding as of Xxxxxxx xx, 2003 but are not an Eligible Account Holder or Supplemental Eligible Account. Enter information in Section 8 for all deposit accounts that you had at Jefferson Federal Savings and Loan Association on Xxxxxxxx xx, 2003.

d) Current Stockholder of Jefferson Bancshares, Inc. as of Xxxxxx xx, 2003. Enter the number of shares you own as of Xxxxxxx xx, 2003 in the blank space.

e) Local Community - natural persons residing in the Tennessee Counties of Cocke, Grainger, Greene, Hamblen, Hawkins, Jefferson, Knox or Sevier County.

f)      General Community.

Item 6 - Please check this box to indicate whether you are a director, officer or employee of Jefferson Federal Savings and Loan Association or a member of such person's immediate family.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Jefferson Federal Savings and Loan Association in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act, to qualify in the Subscription Offering the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Jefferson Bancshares, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

                Jefferson Bancshares, Inc. Stock Ownership Guide

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift To Minors - For residents of many states, including Tennessee, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-TN or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Jefferson Federal Savings and Loan Association does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.

Registration for IRA's:     On Name Line 1 - list the name of the broker or
                            trust department followed by CUST or TRUSTEE.
                            On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                            Address will be that of the broker / trust department to where the stock certificate will be sent.
                            The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                            Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)